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                                             EXHIBIT 23.1

DELOITTE &
     TOUCHE LLP

               Two Prudential Plaza               Telephone:  (312) 946-3000
               180 North Stetson Avenue           Facsimile:   (312) 946-2600
               Chicago, Illinois   60601-6779



INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Registration Statement of John Deere Capital Corporation on Form S-3 of our report dated December 9, 1994, appearing in the Annual Report on Form 10-K of John Deere Capital Corporation for the year ended October 31, 1994, and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.



/s/  Deloitte & Touche LLP

DELOITTE & TOUCHE LLP

June 14, 1995